Exhibit 99.1

NEWS RELEASE

CEDAR FAIR ANNOUNCES CONDITIONAL FULL REDEMPTION OF ALL OUTSTANDING 5.500% NOTES DUE MAY 2025

SANDUSKY, Ohio (April 11, 2024) — Cedar Fair, L.P. (NYSE: FUN) (the “Company”), a leader in regional amusement parks, water parks, and immersive entertainment, together with its wholly owned subsidiaries as co-issuers (together with the Company, the “Co-Issuers”), today announced that it has delivered a notice of conditional full redemption (the “Notice”) to holders of its 5.500% Senior Secured Notes due 2025 (the “2025 Secured Notes”). The Notice calls for the redemption of all of the outstanding $1.0 billion aggregate principal amount of the 2025 Secured Notes (the “Redemption”) on May 2, 2024. The Redemption is conditioned upon, among other requirements, the consummation of a financing resulting in aggregate gross proceeds to the Company of at least $1.0 billion. There can be no assurances as to when and if such conditions will be satisfied and the Company may waive the conditions at its discretion.

This press release does not constitute a notice of redemption of the 2025 Secured Notes. Information concerning the terms and conditions of the Redemption is described in the Notice distributed to holders of the 2025 Secured Notes by the trustee under the indenture governing the 2025 Secured Notes.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Cedar Fair Announces Conditional Full Redemption of All Outstanding 5.500% Notes Due May 2025

Apr. 11, 2024

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs, goals, strategies regarding the future and the satisfaction of any conditions relating to the Redemption. These estimates, projections, and other forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including general economic conditions, the impacts of public health concerns, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and the Company’s growth strategies, and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel/Lucas Pers, Joele Frank, 212.355.4449

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This news release and prior releases are available under the News tab at https://ir.cedarfair.com